Exhibit 99.1

PRESS RELEASE

Investor Relations Contact:

Investor Relations

Embarcadero Technologies

Investor@Embarcadero.com

415/834-3131

FOR IMMEDIATE RELEASE

EMBARCADERO TECHNOLOGIES TO TRADE UNDER

NASDAQ TRADING SYMBOL EMBT

San Francisco, California – May 5, 2005 – Embarcadero Technologies, Inc. (Nasdaq: EMBTE), a provider of data lifecycle management solutions, today announced that, following the company’s filing on April 25, 2005 of a Form 10-K/A, which included the required management’s assessment of internal control over financial reporting and the associated auditor attestation report, it received notification from NASDAQ that the company has made the requisite filings and evidenced substantial compliance with the requirements for continued listing on The NASDAQ National Market.

Accordingly, NASDAQ will remove the “E” from the company’s trading symbol effective with the market opening on Monday, May 9, 2005. The NASDAQ Listing Qualifications Panel will continue to monitor the company’s compliance with respect to filings for periods ending on or before December 31, 2005.

About Embarcadero Technologies

Embarcadero Technologies, Inc. is a provider of data lifecycle management solutions that help leading companies build, optimize, test, and manage their critical data, database, and application infrastructure. Nearly 11,000 customers, including 97 of the Fortune 100, rely on Embarcadero Technologies products to manage the explosive growth in data and ensure optimal performance of their complex, multi-platform applications and systems. Embarcadero Technologies is headquartered in San Francisco, CA. For more information, call 415/834-3131 or visit http://www.embarcadero.com.

Forward- Looking Statements

The statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties, including risks associated with fluctuations in quarterly results and other risks identified in the Company’s periodic filings with the Securities and Exchange Commission including, but not limited to, those appearing under the caption “Risk Factors” in the Company’s most recent Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K/A. Actual results, events, and performance may differ materially. Readers are cautioned not to place undue relevance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated events.

Embarcadero, the Embarcadero Technologies logos and all other Embarcadero Technologies product or service names are trademarks of Embarcadero Technologies, Inc. All other trademarks are property of their respective owners.

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